UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	April 5, 2011

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)
Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE

On April 5, 2011, The Procter & Gamble Company ("Company") and Diamond Foods, Inc. ("Diamond") issued a news release announcing that the companies have agree to merge the Company's Pringles business into Diamond in an all-stock reverse Morris Trust transaction.  Details of the transaction will be finalized and announced publicly in the coming months.

The Company is furnishing this 8-K pursuant to Item 7.01, "Regulation FD Disclosure."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:         /s/  E.J. WUNSCH
E.J. Wunsch
Assistant Secretary and Associate General Counsel
April 5, 2011

EXHIBITS

99.1	News Release by The Procter & Gamble Company dated April 5, 2011.